EXHIBIT 1

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                               CONSENT OF COUNSEL



         In connection with the Impac CMB Trust Series 1999-1, Collateralized Asset-Backed Bonds, Series 1999-1, we consent to the use of our name in the Prospectus Supplement of IMH Assets Corp. (the "Registrant") dated February 23, 1999 (the "Prospectus Supplement") under the heading "Legal Opinions".


                                                  WOLF & RICHARDS,
                                                  A LAW CORPORATION

                                                  /s/ Melissa R. Wallace
                                                  ------------------------------
                                                      Melissa R. Wallace

Newport Beach, California
February 23, 1999